Exhibit 99.2

Arcotronics Italia S.p.A. and Subsidiaries

(Unaudited)

Registered office in Via San Lorenzo 19 - Sasso Marconi (BO) - Italy

Capital stock subscribed and paid-in: Euro 35,807,226.00

Tax code and Bologna Companies Register no. 03762091001

Chamber of Commerce Register (REA) no. 328935

CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2007 and 2006

Arcotronics Italia S.p.A. and Subsidiaries

Consolidated Balance Sheets as of June 30, 2007 and December 31, 2006

(Euro in thousands)

(unaudited)

		June 30, 2007	December 31, 2006
ASSETS
A. DUE FROM STOCKHOLDERS		€—	€—

B. FIXED ASSETS
I. Intangible assets
Start-up and expansion costs		669	782
Research and development expenses	(note 7)	5.688	5.709

Patents and intellectual property rights		187	229
Concessions, licenses, trademarks and similar rights		9	11
Goodwill	(note 8)	35.857	37.182
Others		1.010	1.103
Intangible assets in course of construction	(note 9)	1.299	986
Total intangible assets		44.719	46.002
II. Tangible assets
Land and buildings		26.319	26.726
Plant and machinery	(note 10)	22.700	24.628
Industrial equipments		1.149	1.096
Others		366	504
Tangible assets in course of construction	(note 11)	2.895	2.251
Total tangible assets		53.429	55.205
III. Financial investments
Investments in:
- other companies	(note 12)	6	6
Receivables due beyond 1 year	(note 13)	159	431
Other securities	(note 14)	833	490
Total financial investments		998	927
TOTAL FIXED ASSETS (B)		99.146	102.134

C. CURRENT ASSETS
I. Inventories	(note 15)
Raw, ancillary and consumable materials		8.694	8.732
Work-in-progress and semi-finished products		14.486	11.597
Contract work-in-progress		1.852	918
Finished products		15.490	13.658
Advances		—	40
Total inventories		40.522	34.945
II. Accounts receivable
Receivables due within 1 year:
- from customers	(note 16)	32.848	31.099
- from Tax Authorities	(note 17)	1.156	1.213
- Deferred tax assets and prepayment	(note 18)	6.601	6.501
- Others	(note19)	9.782	11.206
Total receivables due within 1 year:		50.387	50.019
Receivables due beyond 1 year:
- from customers		—	—
- Others		261	263
Total receivables due beyond 1 year:		261	263
Total receivables		50.648	50.282
III. Short term financial investments
Treasury shares		—	—
Other		—	—
Total short term financial investments		—	—
IV. Cash and cash equivalents
Bank and post office accounts		7.161	10.771
Checks, cash equivalents and cash in hand		25	75
Total cash and cash equivalents		7.186	10.846
TOTAL CURRENT ASSETS (C)		98.356	96.073

D. PREPAID EXPENSES	(note 20)	603	580

TOTAL ASSETS		€198.105	€198.787

			June 30, 2007	December 31, 2006
LIABILITIES
A. SHAREHOLDERS’ EQUITY
I	Capital stock		€35.807	€35.807
II.	Additional paid-in capital		—	—
III.	Revaluation reserves		—	—
IV.	Legal reserve		—	—
V.	Reserve for treasury shares		—	—
VI.	Reserves required by law		—	—
VII.	Other reserves	(note 21)	996	1.062
VIII.	Retained earnings (losses)	(note 21)	(32.247)	(23.795)
IX.	Net income (loss) for the year		(6.523)	(8.452)
Totale Group equity			(1.967)	4.622

Minority interest:
	Capital stock and reserves		51	88
	Net income (loss) for the year		(51)	(37)
Total minority interest			—	51
TOTAL SHAREHOLDERS’ EQUITY (A)			(1.967)	4.673

B. PROVISIONS FOR RISKS AND CHARGES		(note 22)
	Post-retirements benefits and other similar charges		3.951	3.254
	Fund for risks on taxes		2.077	2.442
	Others		510	512
TOTAL PROVISIONS FOR RISKS AND CHARGES (B)			6.538	6.208

C. PROVISION FOR SEVERANCE INDEMNITY		(note 23)	19.754	20.498

D. PAYABLES
	Payables due within 1 year:
	- to banks	(note 24)	24.049	24.069
	- to other financiers		729	638
	- to customers for advances	(note 25)	3.804	1.766
	- to suppliers	(note 26)	28.293	29.818
	- to former Parent Company	(note 27)	1.291	1.291
	- to tax authorities	(note 28)	6.819	6.473
	- to social security institutions	(note 29)	19.509	19.873
	- others	(note 30)	7.787	5.597
	Total payables due within 1 year		92.281	89.525
	Payables due beyond 1 year:
	- to banks		16.573	15.642
	- to other financiers		63.988	61.562
	- to tax authorities		221	—
	Total payables due beyond 1 year		80.782	77.204
TOTAL PAYABLES (D)			173.063	166.729

E. ACCRUED EXPENSES AND DEFERRED INCOME		(note 31)	717	679

TOTAL LIABILITIES			198.105	198.787
MEMORANDUM ACCOUNTS		(note 32)

Guarantees to third parties for Former Parent Company			—	—
Guarantees to third parties for subsidiaries			6.927	7.096
Other guarantees to third parties			2.758	5.722
Off-balance sheet transactions			368	2.530
TOTAL			€10.053	€15.348

The accompanying notes are an integral part of these consolidated financial statements.

Arcotronics Italia S.p.A. and Subsidiaries

Consolidated Statements of Operations

(Euro in thousands)

(unaudited)

		Six Months ended	Six Months ended
PROFIT AND LOSS STATEMENT		June 30, 2007	June 30, 2006
A. PRODUCTION VALUE (REVENUES)
Sales of goods and services	(note 33)	€69.243	€85.197
Change in inventories (WIP and finished goods)		6.097	3.456
Change in inventories (contract work-in-progress)		(439)	1.400
Capitalized costs for internal constructions		2.025	2.944
Other income	(note 34)	913	584
TOTAL REVENUES (A)		77.839	93.581

B. PRODUCTION COSTS
Raw, ancillary, consumable materials and goods		30.367	37.234
Services	(note 35)	14.195	16.569
Rent and leases		965	1.051
Personnel costs:
Salaries and wages		19.080	21.435
Social contributions		5.596	5.942
Severance indemnities		2.067	1.454
Post-retirement benefits		834	771
Other costs		126	892
Total personnel costs	(note 36)	27.703	30.494
Depreciation, amortizations and write-downs
depreciation of intangible assets	(note 37)	2.920	2.805
depreciation of tangible assets	(note 37)	3.352	3.915
Write-down of fixed assets	(note 37)	7	8
allowance for bad debts accounts		54	45
other allowances		—
Total depreciation, amortizations and write-downs		6.333	6.773
Change in inventories of raw, ancillary and consumable materials		(144)	(713)
Provisions for risks		3	5
Other operating costs	(note 38)	571	1.020
TOTAL PRODUCTION COSTS (B)		79.993	92.433

DIFFERENCE BETWEEN REVENUES AND PRODUCTION COSTS (A-B)		(2.154)	1.148

C. FINANCIAL INCOME (EXPENSES)	(note 39)
Income from investments
Dividends and other income			—
Total income from investments		—	—
Other financial income
Others		89	27
Exchange gains		733	4.179
Total other financial income		822	4.206
Interests and other financial expenses
Others		3.186	1.886
Exchange losses		910	1.172
Total interests and other financial expenses		4.096	3.058

TOTAL FINANCIAL INCOME (EXPENSES) (C)		(3.274)	1.148
D. ADJUSTMENTS TO THE VALUE OF FINANCIAL ASSETS		—	—

E. EXTRAORDINARY INCOME (EXPENSES)	(note 40)
Extraordinary incomes
extraordinary income			176
Total		—	176
Extraordinary losses
Other extraordinary losses		7	1.035
Total		7	1.035

TOTAL EXTRAORDINARY INCOME (EXPENSES) (E)		(7)	(859)
PRE-TAX INCOME (LOSS)		(5.435)	1.437
Tax on income		(1.139)	(1.735)
Net profit (loss) of the Group and minority interest		(6.574)	(298)
Net income (loss) of minority interests		(51)	(82)
NET PROFIT (LOSS) OF THE GROUP		€(6.523)	€(216)

The accompanying notes are an integral part of these consolidated financial statements.

Arcotronics Italia S.p.A. and Subsidiaries

Statements of Changes in Stockholders’ Equity for the Years Ended December 31, 2005, and 2006, and for the Six Month Period Ending June 30, 2007

(Euro in thousands)

(unaudited)

Description	Capital stock	Additional paid-in capital	Reval reserves	Legal reserves	Other reserves	Retained earnings (losses)	Minority interests	Group net income (loss)	Total Stockholders’ equity
Balances as of December 31, 2005	5.616	0	0	0	1.081	-7.728	5.077	-16.853	-12.807

- Allocation of Year 2005 loss						-15.260	—	15.260	0

- Change in translation adj.	—	—	—	—	-317	—	—	—	-317

- Capital and reserves increase	30.191				500				30.691

- Change in consolidation area	—	—	—	—	-202	-807	—	—	-1.009

- Net income (loss) for the year	—	—	—	—	—	—	—	-8.452	-8.452

Group Net Equity as of December 31, 2006	35.807	0	0	0	1.062	-23.795	0	-8.452	4.622

Minority Interests	—	—	—	—	—	—	88	-37	51

Balances as of December 31, 2006	35.807	0	0	0	1.062	-23.795	88	-8.489	4.673

- Allocation of Year 2006 loss						-8.452	—	8.452	0

- Change in translation adj.	—	—	—	—	-66	—	—	—	-66

- Net income (loss) for the period	—	—	—	—	—	—	—	-6.523	-6.523

Group Net Equity as of June 30, 2007	35.807	0	0	0	996	-32.247	0	-6.523	-1.967

Minority Interests	—	—	—	—	—	—	51	-51	0

Balances as of June 30, 2007	€35.807	€0	€0	€0	€996	€-32.247	€51	€-6.574	€-1.967

The accompanying notes are an integral part of these consolidated financial statements.

NOTES TO THE INTERIM FINANCIAL STATEMENTS (unaudited)

NOTE 1. STRUCTURE AND CONTENT OF THE FINANCIAL STATEMENTS

The interim consolidated financial statements for the period January 1, 2007 – June 30, 2007 (“Financial Statement”) were prepared on the basis of Decree 127/91 and include the balance sheet and income statement (prepared according to the formats required in articles 2424 and 2425 of the Italian Civil Code, as of the above closing date of the consolidated financial statements, amended as required by art. 32 of Decree 127/91) and notes to the financial statements. Where applicable, amendments introduced by the Reform of Company Law (Decree 6/2003) were also taken into consideration.

The legal rules were supplemented and interpreted, where necessary, by the accounting principles issued by the Italian Accounting Profession (Consiglio Nazionale dei Dottori Commercialisti e dei Ragionieri) and as modified by the Italian Accounting Commission (the “OIC”) to put the accounting principles in line with Decree 6, dated January 17, 2003, and subsequent amendments. Where such principles were silent regarding certain transactions, the standards issued by the International Accounting Standards Board (IASB), to the extent that they are compatible with Italian regulations, were considered.

The present Financial Statement has been prepared only due to the need of KEMET Electronics Corporation (shareholder since October 12, 2007)  to file the documentation of the Arcotronics Group in certain filing documents required by Rule 3-05 of Regulation S-X of the Securities Exchange Commission in connection with the acquisition of Arcotronics Italia S.p.A.

All supplementary information deemed necessary to provide a current, true and fair view of the Group’s situation is provided in the following notes.

The consolidated financial statements for the six month periods ending June 30, 2007 and June 30, 2006 have been taken from the books maintained for local purposes adjusted for the entries usually made at the end of the year in connection with the preparation of Statutory Financial Statements, while the  years ended December 31, 2006 have been taken from Statutory Financial Statements of the consolidated subsidiaries as of the same date. These financial statements were adjusted, where necessary, to bring them in line with the accounting principles of the Group, as explained below, and reclassified so that the format complied with Decree 127/91.

Going concern - Continuation of the Group as a going concern is contingent upon, among other things, (i) the financial support of KEMET Electronics Corporation (the “New Parent Company”), (ii) the future reorganization and business plan to be provided by the new Parent Company, (iii) the ability of the Group to return to profitability, (iv) the ability of the Group to generate sufficient cash flow from operations, and (v) the ability of the Group to obtain financing sources to meet the Group’s future obligations. These matters create uncertainty relating to the Group’s ability to continue as a going concern. The accompanying consolidated financial statements do not reflect any adjustments relating to the recoverability of assets and classification of liabilities that might result from the outcome of these uncertainties. In addition, a plan of reorganization, which has not yet been finalized, could materially change the amounts and classifications reported in the consolidated financial statements, which do not give effect to any adjustments to the carrying value of assets or amounts of liabilities that might be necessary as a consequence of confirmation of a plan of reorganization.

All significant subsequent events are explained in note 42.

The interim consolidated Financial Statements for the periods ended June 30, 2007:

                •       Balance sheet

                •       Income statement

                •       Statement of changes in equity

                •       Statement of cash flows.

These financial statements are expressed in the Euro currency in which most of the Group's business is done. The Group’s foreign activities are consolidated using the procedures described in the following notes.

All transactions carried out during the period have been recorded and included in this financial statement.

The amounts reported in these explanatory notes are stated in thousands of Euro, unless specified otherwise.

NOTE 2. CONSOLIDATION AND ACCOUNTING PRINCIPLES

All of the companies in the scope of consolidation have the same closing period end (June 30, 2007).

A)  METHODS OF CONSOLIDATION:

The Financial Statements are consolidated on a line-by-line basis, as follows:

•          The book value of investments is eliminated against the Group’s share of their net equity.

•          Any differences between the carrying value or the purchase price of an investment and the net equity of subsidiaries when they are consolidated for the first time are allocated, where possible, to specific assets or liabilities of the companies concerned, up to their current value. If there is a negative residual amount, such amount is recorded in an equity item called the “Consolidation reserve,”  or, under certain conditions, to a special risk provision called the “Consolidation provision for future risks and charges.” If there is a positive residual amount, such amount is recorded to an asset item called the “Consolidation difference,” which is amortized on a straight-line basis over the period of expected benefits, bearing in mind the revenue parameters of the industry and normal returns on investment. These residual amounts are usually amortized over ten years, except for the goodwill which arose from the purchase of Arcotronics Industries S.p.A. which is amortized over twenty years.

•          All significant intragroup balances and transactions, including any unrealised gains arising on intragroup transactions, are eliminated upon consolidation, net of any tax effect. Unrealised losses are eliminated unless they cannot be recovered.

•          The portion of equity belonging to minority stockholders of consolidated subsidiaries is shown separately as “Minority interests”, as is their share of the net income or losses of these companies.

•          Companies acquired during the year are consolidated from the date on which the Group achieved a controlling interest.

B)  TRANSLATION OF FOREIGN COMPANIES’ FINANCIAL STATEMENTS INTO EURO:

The financial statements of foreign subsidiaries denominated in currencies that are not part of the European Monetary Union are translated at the exchange rates as of the date of the financial statements for the balance sheet, whereas the income statement is translated at average exchange rates for the first half of 2007. Any exchange gains or losses arising from the translation of opening equity, using the period-end exchange rate, and of the income statement, using average exchange rates for the six month period, are booked to equity, in the cumulative translation adjustment.

The exchange rates used to translate the financial statements of subsidiaries denominated in foreign currencies are as follows:

	Six Months ended June 30, 2007
	Period end rate	Average rate
- U.S. Dollar	1.35050	1.32880
- U.K. Pound Sterling	0.67400	0.67460
- Bulgarian Leva	1.95580	1.95580
- Japanese Yen	166.630	159.589
- Chinese Renminbi	10.2816	10.2558

SCOPE OF CONSOLIDATION:

The consolidated half-year report comprises the interim financial statements of the Parent Company and those of its subsidiaries at June 30, 2007. A company is deemed to be a subsidiary when the Parent Company has the power to determine its financial and operating policies, to benefit from its activities, and to exercise the majority of voting rights.

The consolidated Financial Statements of the Arcotronics Group for the period ended June 30, 2007 are the result of consolidating Arcotronics Italia S.p.A. and all of the companies directly and indirectly controlled by it as of that date.

No changes incurred in the scope of consolidation during the six months period.

COMPANIES CONSOLIDATED ON A LINE-BY-LINE BASIS:

No	Entity Name	Location	Currency	Capital stock	% owned D/l (1)
1	Arcotronics Italia S.p.A.	Sasso Marconi - Italy	Euro	35.807.226	Parent company
2	Arcotronics Bauelemente GmbH	Landsberg am Lech -Germany	Euro	997.019	100%-D
3	Arcotronics Limited	Towcester- U.K.	GBP	3.029.000	100%-D
4	Arcotronics Bulgaria AD	Kyustendil - Bulgaria	Leva	1.612.000	100%-I
5	Arcotronics Technologies S.r.l.	Sasso Marconi - Italy	Euro	600.000	100%-I
6	Arcotronics Hightech S.r.l.	Monghidoro - Italy	Euro	500.000	100%-I
7	Arcotronics France S.a.r.l.	Verriere le B. - France	Euro	15.245	100%-D
8	Arcotronics America Inc.	Beaverton - U.S.A.	USD	670.000	100%-I
9	Arcotronics Inc.	New York-U.S.A.	USD	100.000	100%-I
10	Arcotronics Holding UK, Ltd.	Towcester- U.K.	GBP	4.480.000	100%-D
11	Arcotronics Industries S.p.A.	Sasso Marconi - Italy	Euro	1.980.000	100%-D
12	Arcotronics Fuel Cells S.r.l.	Sasso Marconi - Italy	Euro	495.000	80%-D
13	Shanghai Arcotronics Components and Machineries	Shanghai - China	USD	4.000.000	90%-D

(1) D= held directly, I= held indirectly

NOTE 3. ACCOUNTING POLICIES  (IT GAAP)

The consolidation principles and valuation criteria adopted for the preparation of the half-year financials statements at June 30, 2007 are consistent with those applied to prepare the consolidated financial statements at December 31, 2006. The half-year consolidated Financial Statements used for the consolidation are prepared in a uniform manner with those of the Parent Company, Arcotronics Italia S.p.A., both in terms of reporting formats and accounting policies.

The items in the financial statement have been valued on a going-concern basis, following the general principles of prudence and accruals and respecting the limits and constraints of current legal provisions. In particular, reference was made to the accounting principles in art. 2426 of the Italian Civil Code. As such, management has not made any of the adjustments that would be needed if the Company were unable to continue as a going concern regarding the reliability and classification of assets and liabilities, when required by law. The more important accounting policies applied in the financial statements for the period January 1 – June 30, 2007 and year ended December 31,  2006 are as follows:

Property, plant and equipment – Property, plant and equipment are stated at purchase or production cost. These costs are adjusted, in certain cases, in accordance with specific laws that allow or require revaluation, in order to reflect, even if only partially, changes in the purchasing power of the currency, and for the allocation of goodwill arising from business combinations. Costs include related expenses and a reasonable share of the direct and indirect costs attributable to the asset.Property, plant and equipment are depreciated each year on a straight-line basis at rates that reflect the residual useful life of the assets; the rates applied are shown in the assets section of the notes.

The production systems are built by the Group’s engineering department, which looks after their systematic maintenance and periodic upgrading of existing systems, as well as the development of new production technologies.

For assets that come into service during the year, the depreciation rate is reduced by half for the first year. If, regardless of the depreciation already recorded, the asset undergoes a permanent impairment in value, it is written down accordingly. If, in subsequent years, the reasons for the writedown no longer apply, the original value is reinstated, adjusted only by depreciation.

Ordinary maintenance costs are expensed. Maintenance costs involving improvements that extend their period of use are charged to the assets concerned and depreciated over the residual useful life of the concerning asset.

Intangible assets – Intangible assets are recorded at purchase or production cost, including related expenses, and, in the case of patents, adjusted in previous years in accordance with revaluation law no. 342 of 11/21/2000, and amortized over the period they are expected to benefit.

Start-up and expansion costs relating to new production facilities or expenses incurred in starting up the production of goods intended for sale over and above the cost of the products which can be sustained under normal operating conditions, are deferred to future years if there are reasonable expectations that such costs will be recovered by related revenue flows. They are amortized from the time they are completed over a period of not more than five years.

Research and development costs for new and well defined products, for which there is technical feasibility and the existence of reasonable market perspectives that justify their production and sale, are deferred to future years. These costs are amortized on a straight-line basis over 5 years. If a permanent deterioration in the conditions for future utilization is determined, the assets are written down accordingly.

Other research and development costs are expensed at the time they are incurred.

Long-term investments and securities – Equity investments in other companies not included in the consolidation are booked at historical cost. The cost is reduced for long-term losses in value if the companies have incurred losses and it is unlikely that sufficient profits will be generated in the foreseeable future to absorb them. If, in subsequent years, the reasons for the writedown no longer apply, the original value is reinstated.

Units in mutual funds are shown at market value so as to give a more accurate picture of the Group’s investments.

Inventories - Inventories are recorded at the lower of purchase or production cost (which is calculated primarily according to the last-in, first-out LIFO method) and their estimated realizable value according to market trends. The estimated realizable value is calculated taking into account any manufacturing costs still to be incurred and direct selling costs. Obsolete and slow-moving goods are written down accordingly to their potential usefulness or realizable value.

Work-in-progress is valued on the basis of actual costs, including direct overhead.

Contract work-in-progress in the machines sector for which specific orders exist is valued on an accrued revenue basis using the percentage-of-completion method.

Receivables - Receivables are booked at their estimated realizable value. Trade receivables are stated at the face value shown on the invoice less an appropriate allowance for doubtful accounts. The estimate of the allowance for doubtful accounts relates to expected losses calculated on the basis of past experience of similar types of receivables, current and historical past-due items, and the specific objective situations of large debtors with balances at risk.

Accruals and prepayments - Portions of costs and revenues which are partially related to the following fiscal year are recorded in accordance with the accrual principle.

Provisions for risks and charges - Provisions for risks and charges are set aside to cover losses or liabilities that are certain or probable, but for which the amount or timing cannot be determined at the end of the period. The allowances made to these provisions reflect the best possible estimate based on the facts available at the date of preparing the financial statements. Risks for which a liability is only possible but not expected are mentioned in the notes, but no provision is stated for them.

Employee severance indemnities - Employee severance indemnities are recorded to cover all liabilities for severance indemnities that Italian companies accrue each year end for employees in accordance with current legislation, collective labor contracts and supplementary company contracts. This liability is index-linked for inflation.

Similarly, the pension funds of some foreign Group companies are calculated and reflected in the consolidated Financial Statements based on the legislation ruling in the country of residence on the balance sheet date.

With regards to Arcotronics UK, its pension fund has been included in the consolidated Financial Statements since 2005 and calculated in accordance with IAS 19. Such pension fund is considered a “defined benefit” plan based on each employee’s period of service and the payment that they receive during a predetermined period of employment. The liabilities at the end of the considered period are determined through an actuarial calculation based on the Projected Unit Credit Method as required by IAS 19.

Actuarial gains and losses, which reflect the effects of variations in the actuarial assumptions used, are booked to the income statement under personnel costs.

Payables –Payables are shown at their face value.

Operating grants - Operating grants are booked when it is certain that they will be received.

Revenue recognition - Revenues from the sale of materials and products are recognized at the time ownership is transferred, which generally coincides with their shipment.

Dividends – Dividends and the corresponding tax credit are recorded in the year the dividends are approved.

Leasing - Finance leases are accounted for in accordance with IAS 17. The assets are booked to “property, plant and equipment”, the financial debt to “payables to other sources of finance” and the economic effects to the income statement under “depreciation” and “financial expenses.”

Income taxes - Income taxes are recorded on the basis of the estimated taxable income for the period, in accordance with current tax legislation, taking into account any exemptions that are applicable and any tax credits that are due. Taxable income differs from reported income since it excludes (a) income and costs that are taxable and deductible in other years and (b) items that will never be taxable or deductible. The liability for current taxes is calculated using the rates in effect at the balance sheet date. Deferred taxes are booked on timing differences between the values recorded in the balance sheet and the corresponding values recognized for tax purposes, as well as on consolidation adjustments.

In particular, deferred tax assets are recognized when it is reasonably certain that there will be sufficient taxable income in the future to offset them.

From 2004, Arcotronics Italia S.p.A. and the subsidiary Arcotronics Industries S.p.A. adhered to the national consolidated tax regime.

NOTE 4. TRANSLATION OF ITEMS EXPRESSED IN FOREIGN CURRENCY

Receivables and payables denominated in foreign currency are recorded at the exchange rates in effect at the related transaction date. Exchange gains and losses arising on the collection of receivables and payment of payables in foreign currency are reflected in the income statement.

At the end of the considered period, receivables and payables in foreign currencies are recorded at period-end exchange rates or at the exchange rates established in exchange risk hedging contracts. Any resulting gains and losses are reflected in the income statement. Any net gain arising on the adjustment to period-end exchange rates is charged to income for the period. Then, at the time the financial statements are approved and net income is allocated, the portion not absorbed by exchange losses, is booked to a reserve that cannot be distributed until the gain has been realized (the cumulative translation adjustment).

Forward purchase or sale agreements of foreign exchange outstanding at the end of the period and not used to hedge foreign currency payables or receivables recorded in the financial statements, are valued at the period-end forward exchange rate, except for those taken out to hedge specific contractual commitments, for which the exchange gains or losses are deferred and booked as an adjustment to the sales revenue or purchase cost of the asset concerned.

NOTE 5. OTHER INFORMATION

Presentation of the figures - For the sake of greater clarity and transparency, all of the figures in the balance sheet, income statement, notes and attachments are expressed in thousands of Euro, unless otherwise stated.

NOTE 6. NON-CURRENT ASSETS

Tables have been prepared for each of the three types of non-current assets (intangible assets, property, plant and equipment, and long-term investments). These tables, shown in the following pages, include the historical costs, accumulated depreciation or amortization, prior-year revaluations and writedowns, changes during the year, closing balances and the total amount of revaluations on assets still in existence at the end of the period.

CHANGES IN INTANGIBLE AND TANGIBLE ASSETS FOR THE PERIOD ENDED JUNE 30, 2007

INTANGIBLE ASSETS

	Opening balances					Changes of the period				Closing balances
	Historical		Accum.	Exchange	Balance		Disposals		Exchange	Historical		Exchange	Accum.	Balance
Categories	Cost	Reval.	Deprec.	diff.	Dec. 31, 2006	Additions	(net)	Deprec.	diff.	Cost	Reval.	diff.	Deprec.	June 30, 2007
Research and development	11.941	—	-6.254	22	5.709	1.177	—	-1.198	—	13.118	—	22	-7.452	5.688
Patents and intellectual
property rights	2.819	—	-2.590	—	229	20	—	-62	—	2.839	—	—	-2.652	187
Start-up and
expansion costs	2.024	—	-1.242	—	782	79	—	-192	—	2.103	—	—	-1.434	669

Other intangible assets	3.090	—	-1.958	-18	1.114	49	—	-145	1	3.139	—	-17	-2.103	1.019
Difference on
consolidation	63.316	—	-25.781	-353	37.182	—	—	-1.323	-2	63.316	—	-355	-27.104	35.857
In process R & D	986	—	—	—	986	313	—	—	—	1.299	—	—	—	1.299
Total	84.176	0	-37.825	-349	46.002	1.638	0	-2.920	-1	85.814	0	-350	-40.745	44.719

TANGIBLE ASSETS

	Opening balances					Changes of the period				Closing balances
	Historical		Accum.	Exchange	Balance		Disposals		Exchange	Historical		Exchange	Accum.	Balance
Categories	Cost	Reval.	Deprec.	diff.	Dec. 31, 2006	Additions	(net)	Deprec.	diff.	Cost	Reval.	diff.	Deprec.	June 30, 2007
Land and buildings	23.907	11.202	-8.284	-99	26.726	—	—	-406	-1	23.907	11.202	-100	-8.690	26.319
Plant and machinery	126.283	1.171	-102.895	69	24.628	691	—	-2.615	-4	126.974	1.171	65	-105.510	22.700
Industrial equipment	16.251	—	-15.424	269	1.096	315	—	-236	-26	16.566	—	243	-15.660	1.149
Other tangible assets	5.313	27	-4.855	19	504	32	—	-95	-75	5.345	27	-56	-4.950	366
In process R & D	2.010	—	—	241	2.251	789	-127	—	-18	2.672	—	225	—	2.895
Total	173.764	12.400	-131.458	499	55.205	1.827	-127	-3.352	-124	175.464	12.400	377	-134.810	53.429

NOTE 7. RESEARCH AND DEVELOPMENT COSTS

Research and development expenses are as follows:

	06/30/2007	12/31/2006
Research and development costs	5.688	5.709

The decrease in the research and development costs is related to the amortization expensed in the period.

NOTE 8. DIFFERENCE IN CONSOLIDATION

The residual values of the consolidation differences, broken down by company, on June 30, 2007 and December 31, 2006 are as follows:

Consolidation difference	Country	% held	06/30/2007	12/31/2006

Arcotronics Holding UK	UK	100%	2	4
Arcotronics France S.a.r.l.	France	100%	22	26
Arcotronics America Inc.	U.S.A.	100%	545	729
Arcotronics Industries SpA	Italy	100%	35.288	36.423
Total			35.857	37.182

The decrease with respect to December 31, 2006 is related to the amortization for the period for a total of 1.325 thousand Euro.

The consolidation difference relating to Arcotronics Industries S.p.A. was originally generated in 2003,  subsequent to the acquisition of the Company by Arcotronics Italia S.p.A. and is amortized over a 20 year period.

The value attributed to the investment in Arcotronics Industries S.p.A. at December 31, 2003, was higher by 62.700 thousand Euro than from the value of its share (87.5%) of the consolidated net equity of the company and its direct subsidiaries (Arcotronics Hightech S.r.l., 2A S.r.l., Arcotronics Bulgaria AD, Nissei Electronics Industry and Shanghai Nissei Electric) on December 31, 2002 (the reference date for their consolidation).

Nearly 8.600 thousand Euro of the identified additional value could be allocated, to the higher market value of the land and buildings owned by Arcotronics Industries S.p.A., while the value recognized as goodwill was therefore equal to 54.000 thousand Euro. This confirmed the very high valuations of leading finance companies of the Arcotronics Group, based on the discounted value of expected future cash flows in the 2004-2006 Plan prepared by management (at December 31, 2006 the analysis was made according to the 2007-2009 Plan.) At December 31, 2004, based the results achieved by the subsidiary, the value of this consolidation difference was reduced by 13.586 thousand Euro, according to the results of a specific analysis of the estimated future cash flows to be acheived according to the 2005-2007 Plan.

During 2006, in accordance with the Group’s Recovery Plan, Arcotronics Italia S.p.A. bought the residual 12.5% of the Arcotronics Industries Group from its former Parent Company Nissei Electric Co., Ltd. at a price of JPY 836.4 million (5.600 thousand Euro). The net equity of the Arcotronics Industries sub-consolidation on the date of purchase, September 21, 2006, showed a deficit of 368 thousand Euro, which meant that the higher value paid amounted to 5.993 thousand Euro.

About 1.100 thousand Euro of this higher value was allocated to the higher market value of the subsidiary’s land and buildings (with respect to their net book value), while the remaining amount (4.858 thousand Euro) was allocated to the consolidation difference.

As a result of the changes in this value in the period from the purchase of the shares to the Financial Statements date, the overall value of the consolidation difference at June 30, 2007 amounts to 45.391 thousand Euro, with a net book value of 35.288 thousand Euro (as shown in the table above) and is amortized over a period of 20 years.

Arcotronics Italia S.p.A. carried out of each year-end a valuation of this investment (impairment test), and performed a careful survey to identify any changes in the factors and variables taken into consideration at the time that it was booked. Based on analysis performed at the year-end 2006, no adjustments have been made to the value of the goodwill.

NOTE 9. INTANGIBLE ASSETS IN PROGRESS

The increase of intangible assets in progress is related to the activity of Arcotronics Fuel Cells for the hydrogen cell, which was still in progress at the end of the period and consequently not yet amortized.

NOTE 10. PLANT & MACHINERY

The increase of 691 thousand Euro is mainly related to new machines for the production of components.

The depreciation for the period amounts to 1.198 thousand Euro.

NOTE 11. TANGIBLE ASSETS IN COURSE OF CONSTRUCTION

The six month increase of 789 thousand Euro refers to the machines which were internally built but for which construction was not yet completed at June 30, 2007; the decrease of 127 thousand Euro refers to machines which have been completed and placed into service.

The depreciation shown in the table was calculated at rates that reflect the estimated residual useful life of the assets.

The rates applied and shown in the table (note 6) are the following:

Buildings	3.00%
Plant and machinery	10.00% - 15.50% - 20.00%
Industrial equipment	25.00%

Other fixed assets:
- Office furniture and equipment	12.00%-18.00%-20.00%
- Motor vehicles	25.00%

Mortgages were provided on the Group’s buildings with a net book value of 10.027 thousand Euro to secure the loans obtained with EIB funds as well as to provide the New Lender with collateral in connection with the disbursement of the New Funding.

NOTE 12. FINANCIAL INVESTMENTS

Equity investments in other companies - are as follows:

Investments in other companies are held by Arcotronics Industries S.p.A. and by the German subsidiary, Arcotronics Bauelemente GmbH. The equity investments held are insignificant in percentage terms compared with these companies’ total capital stock and are considered necessary to obtain the technical services offered to members of the consortium.

Changes in the long-term investments are as follows:

Long-term investments	12/31/2006	Inc.	Dec.	06/30/2007
Investments in:
Other companies	6	—	—	6
Total	6	0	0	6
Receivables:
Advance payments of tax on severance indemnities	272		-113	159
Receivables from Nissei Electronics Ind.	159		-159	0
Total receivables	431	0	-272	159
Other securities	490	343		833
Total other securities	490	343		833
Total long-term investments	927	343	-272	998

NOTE 13. RECEIVABLES DUE BEYOND 1 YEAR

This item includes medium- and long-term term receivables.

Receivables from others relate to advance payments of tax on staff severance indemnities, related to the Italian companies of the Group in 1997 and in 1998, in accordance with current legislation.

Arcotronics Italia SpA and Arcotronics Industries SpA also have receivables due from companies of the Arcotronics Group, which have been pledged to the New Lender as part of the guarantees required for the New Funding.

Receivable owed to Arcotronics Italia S.p.A from:	December 31, 2006	June 30, 2007

Arcotronics Industries SpA	4.768	4.870
Shanghai Arcotronics Components & Machineries Co, Ltd.	1.182	1.192

Total pledged receivables of Arcotronics Italia SpA	5.950	6.062

Receivables owed to Arcotronics Industries SpA from:
Arcotronics Hightech Srl	581	592
Arcotronics Bulgaria AD	2.335	2.374

Total pledged receivables of Arcotronics Industries SpA	2.916	2.966
Total pledged receivables	8.866	9.028

NOTE 14. OTHER SECURITIES

This amount relates to shares of the Nextra Rendita Banca Intesa (formerly Genercomit Rendita) mutual fund, belonging to Arcotronics Italia S.p.A., which have been pledged in favor of a bank as a partial guarantee for a surety granted by that bank for a long-term loan.

In November 2006, a year after the payment of the last installment of the loan, all of the fund units were sold in accordance with the contractual agreements. The sale generated a loss of 4 thousand Euro.

The increase of 343 thousand Euro in 2007 is attributable to the German subsidiary, Arcotronics Bauelemente GmbH and relates to securities purchased during the year for investment in the pension fund.

NOTE 15. INVENTORIES

Inventories at the end of the period were as follows:

		Change
		during the
Inventories	06/30/2007	period	12/31/2006
Raw, ancillary and consumable materials	9.620	-31	9.651
Provision for obsolescence	-926	-7	-919
Work-in-progress and semi-finished products	15.214	2.889	12.325
Provision for obsolescence	-238	0	-238
Writedowns	-490	0	-490
Contract work-in-progress	1.852	934	918
Finished products	16.500	2.010	14.490
Provision for obsolescence	-1.010	-178	-832
Advances	0	-40	40
Total inventories	43.186	5.762	37.424
Total writedowns	-2.664	-185	-2.479
Total net inventories	40.522	-5.577	34.945

The increase in the inventories, in particular for the work-in-progress, semi-finished and the finished products is primarily due to the activity of Arcotronics Technologies to face the expected increase of its turnover during the second half of the year.

The provision for obsolescence is considered sufficient to adjust inventories to their estimated realizable value based on a specific assessment made by analyzing obsolete and slow-moving inventory. The valuation of closing inventories based on the principles mentioned previously did not give rise to significant differences compared with a valuation at current costs.

NOTE 16. RECEIVABLES FROM CUSTOMERS

The balance at the end of the period is made up as follows:

	06/30/2007	Change during the period	12/31/2006
Receivables due within 1 year	34.334	1.821	32.513
Provision for doubtful accounts	-1.486	-72	-1.414
Total net receivables due within 1 year	32.848	1.749	31.099
Receivables due beyond 1 year	0	0	0
Total	32.848	1.749	31.099

The provision for doubtful accounts is calculated to adjust the value of the receivables to their estimated realizable value.

Receivables due from customers arise from normal sales transactions and mainly relate to foreign customers.

Total receivables due from customers at June 30, 2007  include amounts due from the Nissei Group for a total of 1.420 thousand Euro (at December 31, 2006 was 3.948 thousand Euro).

During the year, the Arcotronics Italia S.p.A. and Arcotronics France factored receivables without recourse. Detail for Arcotronics Italia S.p.A. is shown below:

Assignment of trade receivables to factoring companies	06/30/2007	12/31/2006

Receivables from Italian customers	1.163	10.228
Receivables from foreign customers	5.449	16.064
Total	6.612	26.292

The receivables factored by Arcotronics France S.a.r.l. during the year 2006 amounted to 4.671 thousand Euros, while in the first half of year 2007 they amounted to 2.508 thousand Euro.

Receivables are assigned without recourse in part to hedge the risk of insolvency of customers that buy our capacitors, and also as a way of collecting the receivables more rapidly.

Receivables assigned without recourse are eliminated from “Accounts receivable” at the time of the assignment and are shown net of advances received from the factor in “Other receivables - due from factoring companies” which become due on the date when the factored receivable is due.

On June 30, 2007, the amounts due from factoring companies for assigned receivable amounted to a total of 4.904 thousand Euro.

NOTE 17. FROM TAX AUTHORITIES

This item refers to a VAT credit of 1.156 thousand Euro (1.190 thousand Euro at December 31, 2006).

NOTE 18. DEFERRED TAX ASSETS AND PREPAYMENT

The details are summarized below:

	06/30/2007			12/31/2006
	Timing	Tax	Tax	Timing	Tax	Tax
Deferred tax assets and liabilities	diffs.	effect	%	diffs.	effect	%
Deferred tax assets
Taxed provisions - deductible for IRAP	1.590	592	37.25%	1.590	592	37.25%
Taxed provisions-not deductible for IRAP	925	305	33.00%	925	305	33.00%
Representation expenses	6	2	37.25%	6	2	37.25%
Elimination of intercompany profits	—	1.281	37.25%	—	1.176	37.25%
Carry-forward tax losses	12.767	4.213	33.00%	12.767	4.213	33.00%
Foreign companies’ deferred tax assets	—	208		—	213	—
Total deferred tax assets		6.601			6.501

Deferred tax liabilities
Capital gains on disposal of fixed assets	698	-260	37.25%	698	-260	37.25%
Out-of-period income	11	-4	37.25%	11	-4	37.25%
Accelerated depreciation beyond 2006	1.530	-570	37.25%	1.530	-570	37.25%
Grants recorded but not yet received	2.130	-793	37.25%	2.130	-793	37.25%
Grants recorded but not yet received	84	-28	33.00%	84	-28	33.00%
Other income	59	-22	37.25%	59	-22	37.25%
Foreign companies’ deferred tax liabilities	—	-400	—	—	-765	—
Total deferred tax liabilities		-2.077			-2.442
Net deferred tax assets		4.524			4.059

Deferred tax assets reflect the future tax benefits of timing differences between values shown in the balance sheet and the equivalent values recognized for tax purposes.

Deferred tax assets include 4.213 thousand Euro for tax losses carried forward, incurred in 2002 and 2003, while no credit was recorded for tax losses incurred in the years 2004, 2005, 2006 and for the first half of 2007. With regards to the tax benefits for prior-year losses already recorded in the financial statements, based on the forecasts made by the individual companies, is that there is reasonable certainty that these same companies will in future years have sufficient taxable income to absorb these losses within the period that they are deductible in accordance with tax law.

NOTE 19. OTHER RECEIVABLES

This item is made up as follows:

Other receivables	06/30/2007	12/31/2006
Receivables due within 1 year
Due from employees	8	30
Due from factoring companies	4.904	7.005
Due from others	4.870	4.171
Total net receivables due within 1 year	9.782	11.206

Receivables due beyond 1 year
Tax credits	173	175
Due from employees	0	0
Guarantee deposits	66	88
Due from others	22	0
Total receivables due beyond 1 year	261	263
Total other receivables	10.043	11.469

The receivables due from employees primarily relate to loans provided to Company employees that are repayable in installments.

Receivables due from factoring companies concern trade accounts receivable assigned and not yet due on June 30, 2007. The decrease with respect to the previous year is mainly due to the fact that lower volumes of receivables were factored in 2007.

Receivables due from others include a credit of 2.187 thousand Euro related to the accrued portion of R&D grants approved by the Ministry of Productive Activities in connection with three applications for low-interest credit facilities presented under Law 46/82 by Arcotronics Industries. The research projects admitted for these benefits began in March 2002 and the last one was completed in March 2006. The expense reports for all three projects were sent to the pertinent authorities between the end of 2005 and the beginning of 2006, in order to give the ministry all elements to evaluate the compliance of projects.

Receivables due from others also includes advance payments to suppliers for 928 thousand Euro of which 517 thousand Euro to the financial advisor Mediobanca, receivable of 353 thousand Euro related to projects carried out by Arcotronics Technologies S.r.l. and Arcotronics Fuel Cells S.r.l. for the development of new fuel cell technologies and a receivable of Arcotronics Industries S.p.A. from Nissei Electric Co., Ltd for a total of 617 thousand Euro (originally JPY 91.8 million) relating to the sale of the shares of Nissei Electronics Industry. The assumptions made regarding the collection of these receivables are explained in the paragraph on “Receivables due from customers”.

NOTE 20. PREPAID EXPENSES

On June 30, 2007 and December 31, 2006 , these are made up as follows:

Accrued income and prepaid expenses	06/30/2007	12/31/2006
Accrued income
Interest	2	19
Other	450	271
Total accrued income	452	290

Prepaid expenses
Utilities	—	1
Insurance premiums	62	123
Maintenance	20	79
Guarantee commissions	11	18
Other	58	69
Total prepaid expenses	151	290
Total accrued income and prepaid expenses	603	580

NOTE 21. SHAREHOLDERS’ EQUITY

Other reserves

These are made up as follows:

Other reserves	06/30/2007	12/31/2006
Extraordinary reserve	956	956
Capital contribution	500	500
Consolidation reserve	5	5
Translation reserve	-465	-399
Total	996	1.062

The change in the translation reserve is due only to the exchange effect of the conversion of the Financial Statement of foreign subsidiaries into Euro.

The capital contribution arises from a loan of 500 thousand Euro by Rainbow to the Parent Company, as sunk capital with no obligation for reimbursement.

Retained earnings (losses)

Retained losses amount to 32.247 thousand Euro. The increase comes from the allocation of the 2006 consolidated net loss.

NOTE 22. PROVISIONS FOR RISKS AND CHARGES

Arcotronics Italia S.p.A. and Subsidiaries

Provisions for risks and charges	12/31/2006	Increases	Decreases	06/30/2007

Post-retirement benefits	3.254	834	-137	3.951

Income taxes (current and deferred)	2.442		- 365	2.077

Product liability	512	93	-95	510
Total	6.208	927	-597	6.538

As indicated in the accounting policies, similar to the approach taken by the Italian companies, the pension funds of the foreign companies were calculated and accounted for in the consolidated financial statements according to the legislation in force in the country of residence on June 30, 2007.

Starting in 2005, Arcotronics Limited changed its policy for recording pension fund liabilities, following a change in the UK accounting principle. For the year ended December 31, 2005, the UK subsidiary adopted IAS 19 for the sole purpose of preparing the Group’s consolidated financial statements, and the new method provided for in FRS 17, mandatory in the UK from 2005, for preparing financial statements for local purposes. IAS 19, which differs from FRS 17, adopted by the UK subsidiary in its UK statutory annual financial statements, anticipates the recording of the transitional liabilities, either by adjusting opening equity (an approach not permitted by Italian GAAP) or, alternatively, by charging the income statement. As allowed by IAS 19, the Company decided to record the impact of first-time adoption, a total of 3.352 thousand Euro, by charging the income statement in equal installments over a five-year period starting from the year ended December 31, 2005.

The subsidiary decided not to exercise its right to apply the “corridor method” to actuarial gains or losses, which are charged directly to the income statement.

Details of the items making up the provision for income taxes (current and deferred) of 2.077 thousand Euro are provided in the section of these notes on tax credits (in the table that shows the breakdown of deferred tax assets and liabilities).

The provision for product liability was set up to cover liabilities that could emerge as a result of damages to third parties caused by the Company’s products, as well as to cover potential warranty charges on sales made during the period.

NOTE 23. PROVISION FOR SEVERANCE INDEMNITY

Changes during the period were as follows:

Balance as of 12/31/2006	20.498
Charge for the year	2.067
Indemnities paid during the year	-2.196
Due to Social Security institutions	-615
Balance as of 6/30/2007	19.754

The balance as of June 30, 2007 represents the effective amount owed by Italian Group companies to their employees  at the end of the period, net of any advances paid.

NOTE 24. PAYABLES DUE TO BANKS AND TO OTHER FINANCIERS

These are made up as follows:

		Interest	06/30/2007
Bank Borrowings	Due Date	rate	Total	1 year	5 year	after
Short Term Debt

1. Current Accounts and advances on notes subject to collection			4.992	4.992	—	—

2. Advances on trade receivables and exports			17.594	17.594	—	—

Sub-total in thousand Euro			22.586	22.586	0	0

Medium and long term debt
1. Banca Nazionale del Lavoro BEI	15.09.2006	var. 4,1%	0
2. SANPAOLO-IMI BEI	15.09.2007	6,90%	399	399
3. SANPAOLO-IMI e CA.RIS.BO. BEI	15.06.2009	var. 3,5%	1.291	646	645
4. SANPAOLO-IMI “F.R.A.” LEX 46/82	01.01.2010	1% sem.	744	368	376
5. EFIBANCA	31.12.2014	var. 4%	1.090		1.090
6. UNICREDIT BANCA D’IMPRESA	31.12.2014	var. 4%	7.483		7.483
7. BANCA INTESA S.P.A.	31.12.2014	var. 4%	2.633		2.633
8. CARISBO - SANPAOLO	31.12.2014	var. 4%	1.192		1.192
9. BANCA MARCHE S.P.A.	31.12.2014	var. 4%	545		545
10. FORTIS BANK	31.12.2014	var. 4%	545		545
11. BANCA NAZIONALE DEL LAVORO	31.12.2014	var. 4%	219		219
12. BIPOP CARIRE SPA	31.12.2014	var. 4%	211		211
13. BANCO POPOLARE DI VERONA E NOV.	31.12.2014	var. 4%	261		261
14. H.V.B. (Germania)	30.06.2009		450	50	400
15. BANK OF EAST ASIA (Cina)		5,76%	0
16. CHINA CONSTRUCTION BANK	30.04.2009	6,57%	584		584
17. CHINA CONSTRUCTION BANK	17.06.2009	6,75%	389		389
Sub-total in thousand of Euro			18.036	1.463	16.573	0
Total bank borrowings			40.622	24.049	16.573	0

EIB = European Investment Bank

		Interest	06/30/2007
Due to other sources of finance	Due Date	rate	Total	1 year	5 year	after
Medium and long-term debt:
1. PEGASO FIN. S.à r.l.-CRED.RESIDUO “A”	26.09.2012	4,6%	12.442			12.442
2. PEGASO FIN. S.à r.l.-CRED.RESIDUO “B”	26.09.2010	5,6%	20.893		20.893
3. PEGASO FIN. S.à r.l.-NUOVA FINANZA “A”	26.09.2011	8,6%	21.367		21.367
4. PEGASO FIN. S.à r.l.-NUOVA FINANZA “B”	26.09.2011	8,6%	808		808
5. M.I.C.A. “F.I.T.” 2261 LEX 46/82	27.09.2008	4,11%	179	87	92
6. M.I.C.A. “F.I.T.” 2317 LEX 46/82	25.11.2008	4,11%	289	142	147
7. M.A.P. “F.I.T.” 894 LEX 46/82	26.05.2013	0,816%	1.855		1.104	751
8. M.A.P. “F.I.T.” 895 LEX 46/82	26.05.2013	0,816%	1.061		631	430
9. M.A.P. “F.I.T.” 898 LEX 46/82	31.05.2013	0,816%	1.158		689	469
10. Finanz. Fondo Pensione Gmbh			870		870
11. Leasing			3.795	500	3.295
Total due to other sources of finance			64.717	729	49.896	14.092

	12/31/2006		06/30/2007
Type of debt	Lines of credit	Drawdowns	Drawdowns
- Revolving lines of credit	25.000	21.542	21.437
- Unsecured loans (including interest)	—	13.913	14.179
- Mortgage loans	—	2.399	1.690
- Facilitated loans	—	5.468	5.286
- Lease contracts (principal)		4.001	3.795
Total debt (excluding ex-UFJ Bank loans)	25.000	47.323	46.387

Other lines of credit (Italian banks)	2.966	1.003

The balances at December 31, 2006 are as follows:

			12/31/2006
Bank borrowings	Due date	Interest rate	Total	1 year	5 years	after
Short-term debt:
1. Current accounts and advances on notes subject to collection			3.470	3.470	—	—
2. Advances on trade receivables and exports			18.072	18.072	—	—
Sub-total			21.542	21.542	0	0

Medium and long-term debt:

1. Banca Nazionale del Lavoro EIB	09/15/2006	var 4.1%	0	0	0	—
2. SAN PAOLO-IMI EIB	09/15/2007	6.90%	785	785	0	—
3. SAN PAOLO-IMI and CA.RIS.BO. EIB	06/15/2009	var. 3.5%	1.614	646	968	—
4. SAN PAOLO-IMI “FRA” LEX46/82	01/01/2010	1% 6m	926	365	561	—
5. EFIBANCA	12/31/2014	var. 4%	1.070	0	401	669
6. UNICREDIT BANCA D’IMPRESA	12/31/2014	var 4%	7.343	0	2.742	4.601
7. BANCA INTESA SPA	12/31/2014	var. 4%	2.580	0	971	1.609
8. CARISBO-SAN PAOLO	12/31/2014	var. 4%	1.168	0	532	636
9. BANCA MARCHE S.p.A.	12/31/2014	var 4%	535	0	201	334
10. FORTIS BANK	12/31/2014	var. 4%	535	0	201	334
11. BANCA NAZIONALE DEL LAVORO	12/31/2014	var. 4%	219	0	83	136
12. BIPOP CARIRE SPA	12/31/2014	var. 4%	207	0	77	130
13. BANCO POPOLARE DI VERONA E NOV	12/31/2014	var. 4%	256	0	0	256
14. H.V.B. (Germany)	06/30/2009		250	50	200	0
15. BANK OF EAST ASIA (China)		5.76%	681	681	0	0
16. HACHIJUNI BANK (BANK 82) Japan	05/31/2007	var. 2.7%	0	0	0	0
Total			18.169	2.527	6.937	8.705
			39.711	24.069	6.937	8.705

EIB = European Investment Bank

			12/31/2006
Due to other sources of finance		Interest	Total	1 year	5 years	>5 years
Medium and long- term debt:
1. FAN INVESTMENT CO, LTD. - JAPAN			0	0	0	—
2. PEGASO FIN. S.a.r.l.-“RESIDUAL CREDIT A”	09/26/2012	4.6%	12.147	0	0	12.147
3. PEGASO FIN. S.a.r.l - “RESIDUAL CREDIT B”	09/26/2010	5.6%	20.299	0	20.299	—
4. PEGASO FIN. S.a.r.l..-“New Funding A”	09/26/2011	8.6%	20.483	0	20.483	—
5. M.I.CA. “F.IT.”2261LEX46/82	09/27/2008	4.11%	179	88	91	—
6. M.I.CA “F.I.T” 2317 LEX 46/82	11/25/2008	4.11%	289	142	147	—
7. M.A.P. “Fl,T,”894LEX46/82	05/26/2013	0.816%	1.855	0	1.104	751
8. M.AP “FIT.”895LEX46/82	05/26/2013	0.816%	1.061	0	631	430
9. M.AP. F.I.T.,898LEX46/82	05/31/2013	0.816%	1.158	0	689	469
10. Finanz. Fondo Pensione Gmbh			728	—	728	—
Total due to other sources of finance			58.199	230	44.172	13.797

As of December 31, 2006, the balances are as follows:

			12/31/2006
Payables under finance leases	Due date	Interest	Total	1 year	5 years	>5 Years
Short-Medium and long-term debt
1. SAN PAOLO LEAS INT	07/01/2011	4%	723	67	656	—
2. MEDIO CREDITO FONDIARIO	12/31/2009	4%	323	25	298	—
3. LOCAFIT	02/01/2011	4%	442	43	399	—
4. LOCAT	04/22/2011	4%	374	43	331	—
5. LOCAFIT	12/01/2010	4%	321	31	290	—
6. INTESA LEASING	09/23/2012	4%	386	41	345	—
7. BANCA ITALEASE	04/01/2012	4%	290	32	258	—
8. BANCA ITALEASE	05/01/2013	4%	662	74	588	—
9. LEASIMPRESA	12/20/2012	4%	480	52	428	—
10. LEASING GIAPPONE			—	—	—	—
Total due to other sources of finance			4.001	408	3.593	—

NOTE 25. DUE TO CUSTOMERS FOR ADVANCES

Advances amount to 3.804  thousand Euro and primarily relate to advance payments on account from customers for deliveries of machinery. The increase over the previous year is primarily due to advanced collections by Arcotronics Technologies for machines to be invoiced during the second half of the year.

NOTE 26. DUE  TO SUPPLIERS

This item is made up as follows:

	06/30/2007	12/31/2006

Payables due to suppliers	28.293	29.818

As of June 30, 2007, the payables to suppliers overdue more than 30 days amounted to 3.978 thousand Euro, with a decrease of 355 thousand Euro as compared with December 31, 2006.

NOTE 27. PAYABLES DUE TO PARENT COMPANY

The 1.291 thousand Euro of payables due to Blue Skye, the parent company at June 30, 2007, relates to a debit note issued by this Company for legal, tax and management consulting services provided as a part of the restructuring operation, which were subsequently charged to Arcotronics Italia S.p.A.

NOTE 28. DUE TO  TAX AUTHORITIES

This item is made up as follows:

Due to tax authorities	06/30/2007	12/31/2006

Within 1 year
Income taxes	2.587	1.632
Payroll withholding taxes	4.021	4.841
Other taxes payable	211	—
Total payables due to the tax authorities within 1 year	6.819	6.473

The income taxes due are  IRAP (regional tax on business activities) for 2.129 thousand Euro (due by Italian Companies at June 30, 2007), and income tax due by foreign companies for 458 thousand Euro.

Tax years which can be considered closed for “Arcotronics Italia S.p.A.” are those through December 31, 2001, except for the year ended December 31, 1989, but only for the matters mentioned in the assessment notice sent to the Company. The appeal which the Company presented before the Provincial Tax Commission was heard on 02/23/2001 and the outcome was favorable for the Company.

The item “payroll withholding taxes” includes 3.759 thousand Euro as residual IRPEF due to the tax authorities for the first quarter of 2006 which remained outstanding at June 30, 2007.

NOTE 29. DUE TO SOCIAL SECURITY INSTITUTIONS

The amounts due to INPS (National Social Security Institute) include 1.425 thousand Euro of social contributions due by the Italian Group Companies on wages and salaries for the month of June 2007, and 17.839 thousand Euro for amounts due to INPS for the last quarter of 2004, all of 2005, and the period January-September 2006. These payables also form part of the liabilities that the Company and other Italian companies in the Arcotronics Group were unable to honor as of the respective deadlines due to the financial stress that arose with the Banks before and during the restructuring.

During 2005, the companies in the Arcotronics Group had various contacts and meetings with the territorial offices of INPS to obtain a deferment of the debt accumulated up to the end of the restructuring operation.

In a letter sent on February 13, 2006, the Arcotronics Group companies concerned asked for the outstanding overdue liabilities to be divided into 60 monthly installments, as described in the INPS procedure for the collection of claims, applying reduced penalties and default interest, as provided for in the procedures reserved for companies in a state of crisis.

In a subsequent letter dated March 13, 2006, the Parent Company repeated these requests, also on behalf of the other Group companies, asking INPS to inform them of any potential impediments which might prevent its requests being granted.

In a letter dated March 23, 2006, the Bologna Office of INPS informed the Parent Company of the conditions needed to be granted deferred payment in installments and concluded by stating that “...Once it has been verified that the necessary conditions exist, there would be no impediment to granting a deferment of the liability in 60 monthly installments.” These conditions include, in particular, regular payment of the portion of social security contributions deducted from employees’ wages and salaries. On this matter, in its letter of March 23, 2006, the INPS office of Bologna confirmed that the Group companies seeking deferment of their social security liabilities had always respected this condition.

Beginning in October 2006, the companies in the Arcotronics Group resumed making the regular payment of contributions to INPS according to the official deadlines, thus activating the above procedure, returning to a “continuous payment cycle”.

The process of rescheduling the liability to INPS and issuing the related payment advises is currently being completed, and the procedure for dividing into installments is expected to be completed by December 31, 2007.

This payable also includes interest of 213 thousand Euro, calculated at an interest rate of 3.2%, and late payment penalties of 218 thousand Euro, at the reduced rates for 2004 and 2005. Accrued interest of 454 thousand Euro and late payment penalties of 237 thousand Euro have been recorded for the first nine months of 2006. Interest for the first six months of 2007 amounted to 276 thousand Euro.

On the date these notes were prepared, INPS had not yet formally admitted the Group companies to the deferral procedure, though it has expressed a favorable opinion on several occasions. The Parent Company is carrying out a negotiation in order to obtain an improved interest rate.

NOTE 30. OTHER PAYABLES

The item is made up as follows:

Other payables	06/30/2007	12/31/2006

Due to employees for wages and salaries	7.252	5.040
Due to employees for travel	29	94
Provision for exchange differences	—
Miscellaneous	506	463
Total	7.787	5.597

NOTE 31. ACCRUED EXPENSES AND DEFERRED INCOME

As of December 31, 2006 and June 2007, these are made up as follows:

Accrued expenses	06/30/2007	12/31/2006

Interest payable on medium/long-term loans	86	45
Interest payable on short-term debts	—	—
Misc. interest payable	166	159
Other	465	475
Total	717	679

NOTE 32. MEMORANDUM  ACCOUNTS

Endorsement guarantees given – This item includes the guarantees given for the liabilities and other obligations of other entities:

Guarantees – The principal guarantees, as shown in the table at the foot of the balance sheet, are as follows:

Guarantees provided:	Description of the Guarantee	06/30/07	12/31/2006

In favor of third parties for subsidiaries:

Arcotronics Technologies	Taking over lease contract	762	809
Arcotronics Technologies	Guarantee of bank lines of credit	450	450
Arcotronics Hightech S.r.l.	Guarantee of lines of credit	207	180
Arcotronics Hightech S.r.l.	Guarantee for lease contract	2.226	2.326
Arcotronics France Sa.r.l.	Guarantee of bank lines of credit	1.296	1.296
Arcotronics Industries SpA	Guarantee of lines of credit	1.722	1.711
Arcotronics Fuel Cells S.r.l.	Insurance guarantee	264	324

Total guarantees in favor of subsidiaries		6.927	7.096

In favor of third parties:
Revenue Agency	VAT rebate and other tax matters	2.715	5.585
Municipality of Monghidoro	Balance of urbanization charges	26	26
Misc.	Utilities	17	111

Other Guarantees given:

Total guarantees in favor of third parties		2.758	5.722
Total guarantees		9.685	12.818

Commitments for off-balance sheet transactions -

As of June 30, 2007, one derivative financial instrument (interest rate swap) existed to hedge interest rate risk on a portion of the payables due to banks as of June 30, 2007, by purchasing the fixed rate and selling the floating rate linked to 6-month Euribor. The following are the details of the interest rate swap outstanding as of June 30, 2007:

				Fair Value
Bank	Instrument	Notional	Maturity	as of June 30, 2007

Unicredit BancaInterest Rate Swap	Interest Rate Swap	368	04/01/2008	1

As of June 30, 2007, there were no outstanding derivatives in foreign currencies.

NOTE  33. SALES OF GOODS AND SERVICES

Revenues from sales of goods and services are made up as follows:

Revenues from sales and services	6 Months Ended 06/30/2007	6 Months Ended 06/30/2006

Revenues from the sales of goods	69.086	84.938

Revenues from the provisions of services	157	259
Total	69.243	85.197

NOTE 34. OTHER INCOME

Other income	6 Months Ended 06/30/2007	6 Months Ended 06/30/2006
Grants
Other grants	51	40
Total grants	51	40
Miscellaneous other income
Recovery of transport and packaging expenses	113	79
Recovery of other costs	56	88
Compensation for damages	90
Capital gains on disposal of assets	30	6
Out-of-period income	209	143
Other	364	228
Total miscellaneous other income	862	544
Total	913	584

The “Out-of-period income” is principally the result of overaccrual of liabilities for invoices to be received in previous years compared with those actually incurred. “Other miscellaneous other” income primarily includes expenses recharged to customers.

NOTE 35. SERVICES INCLUDED IN PRODUCTION COSTS

The details are as follows:

	6 Months Ended 06/30/2007	6 Months Ended 06/30/2006
External processing	4.954	6.004
Electricity, telephones, telex, etc.	1.966	2.515
Commission expenses	566	616
Advertising and promotion	141	82
Technical, legal, tax, administrative and commercial consulting	918	996
Financial restructuring	0	0
Cafeteria	304	396
Maintenance	283	915
Technical documentation	22	5
Shipping and warehouse management	2.328	2.545
Travels	531	535
Maintenance and assistance for electronic equipment	273	286
Cleaning	108	106
Foreign commercial services	328	468
Insurance	471	350
Product certification	57	45
Bank charges and factoring commissions	238	384
Other services	510	129
Temporary work	0	0
Sub-total	13.998	16.377

Directors’ and Statutory Auditors’ fees:
Directors’ fees	137	139
Statutory auditors’ fees	60	53
Total Directors’ and Statutory Auditors’ fees	197	192
Total services	14.195	16.569

Pursuant to art. 38 c.1, letter o), of Leg. Dec. 127/1991, until December 20, 2006, the directors of the Parent Company also acted as directors in other Group companies without receiving any compensation apart from that received from the Parent Company.

The members of the Parent Company’s Board of Statutory Auditors have also acted as Statutory Auditors at other Group companies, in this case receiving compensation in addition to that received from the Parent Company

NOTE 36. PERSONNEL

The personnel in force at the dates shown is detailed in the following table:

Personnel Employed	06/30/2007	06/30/2006

Executives	56	69
Managers and Office Staff	413	568
Plant Workers	1.218	1.653
Total Personnel Employed	1.687	2.290

The total number of personnel employed at June 30, 2006 included 610 employees of Shanghai Nissei Electric and Nissei Electronics Industry.

The aforementioned companies were no longer a part of the consolidated group as of June 30, 2007.

NOTE 37. DEPRECIATION, AMORTIZATION AND WRITEDOWNS

The breakdown into the four required sub-categories is shown in the income statement.

NOTE 38. OTHER OPERATING COSTS

Other operating costs	6 Months ended 06/30/07	6 Months ended 06/30/06

Non-income taxes and dues	45	28
Losses from the disposal of fixed assets	0	0
Out-of-period losses	244	414
Trade association membership fees	48	37
Miscellaneous operating costs	234	541
Total other operating costs	571	1.020

NOTE 39. FINANCIAL INCOME AND EXPENSES

Income other than the above – includes the following sub-accounts:

Financial Income:	6 Months ended 06/30/2007	6 Months ended 06/30/2006

Bank and post office interest income	49	17
Other interest income	40	10
Exchange gains	733	4.179
Total other financial income	822	4.206

The balance as of June 30, 2006 included an exchange gain on ex-UFJ Bank loan for 2.944 Euro respectively.

Interest and other financial expenses

This item consists of the following:

	6 Months ended 06/30/2007	6 Months ended 06/30/2006
Other interest and financial expenses:
Interest due to Italian Banks for short-term borrowings	452	542
Interest due to Italian Banks for unsecured loans	270	0
Interest due to Italian Banks for mortgage loans	64	167
Interest for credit facilities	45	44
Interest on ex-UFJ Bank loan	0	687
Pegaso Finance – Interest on Residual Credits “A” and “B”	900	0
Pegaso Finance – Interest on New Finance “A”	908	0
Interest relating to foreign Group companies	153	279
Other financial expenses	394	167
Exchange losses	910	1.172
Total interest and other financial expenses	4.096	3.058

NOTE 40 . Extraordinary income and expenses

Extraordinary income and expenses	6 Months ended 06/30/2007	6 Months ended 06/30/2006
Extraordinary income:
Gains on disposal of fixed assets	—	—
Other extraordinary income	—	176
Total	—	176

Extraordinary expenses:
Losses on disposal of fixed assets	—	4
Other extraordinary expenses	7	1.031
Total	7	1.035

NOTE 41. GROUP STRUCTURE AS OF JUNE 30, 2007

NOTE 42. SUBSEQUENT EVENTS

Sale of Capital Shares to KEMET Electronics Corporation

On August 10, 2007 Blue Skye (Lux) S.à r.l entered into an agreement to sell 100% of the outstanding capital shares of Arcotronics Italia S.p.A. to KEMET Electronics Corporation (“KEMET”) for cash proceeds of 17.500 thousand Euro. The shares were transferred on October 12, 2007. KEMET, a wholly owned subsidiary of KEMET Corporation, is a United States corporation with headquarters in Simpsonville, South Carolina and is a leading manufacturer of the majority of capacitor types, including tantalum, multi-layer ceramic, solid aluminum, plastic film, paper and electrolytic capacitors.

Debt Refinancing

On October 12, 2007, in connection with the sale of the capital shares described above, Arcotronics Italia S.p.A. agreed to borrow 45.600 thousand Euro from KEMET Electronics Corporation. The loan bears no rate of interest and is due in full on April 9, 2009. The proceeds of the borrowings were used to pay in full the following indebtedness (amounts in thousand Euro):

BANKS
BiPop Carire	1.901
Banca Intesa	2.625
Carisbo S.Paolo	4.683
B N L	2.270
Banca Pop. Verona e Novara	1.035
Unipol Banca	1.903
Efibanca	1.099
Fortis Bank	552
Banca Marche	552
UniCredit Banca d’Impresa	19.442
Subtotal	36.062
LEASING COMPANY
SanPaolo Leasint	679
Medioleasing	374
Locat	435
Intesa Leasing	416
Locafit	924
Banca Italease	1.682
Subtotal	4.510
Total	40.572

Sale of Arcotronics Fuel Cells S.r.l.

On November 28, 2007 Arcotronics Italia S.p.A. entered into an agreement to sell its 80% ownership interest in Arcotronics Fuel Cells S.r.l. to Morphic Business Development AB, a Swedish company, for a consideration of 4.000 thousand Euro. The company estimates that it will recognize a gain on the sale of approximately 2.000 thousand Euro, net of related income taxes.

Settlement of outstanding payables to Tax Authorities

On September 25, 2007 some Italian companies of the Group settled the outstanding payables to Tax Authorities for the IRPEF in the first half of year 2006 (as described in note 28), with a total payment of 3.400 Euro (inclusive of penalties and interests).

Changes in Officers and Directors

On December 5, 2007, Gianpaolo Di Dio announced his resignation as a Board member and Managing Director of the Company, effective immediately.

On December 5 2007, Mr. Kirk D. Shockley, Vice President, Film and Electrolytic Business Group of KEMET Corporation and a Board member of the Company was appointed Managing Director of the Company.

On December 5, 2007, Mr. David E. Gable, Executive Vice President and Chief Financial Officer of KEMET Corporation, was appointed as a Board member of the Company.

NOTE 43 – Reconciliation Between Generally Accepted Accounting Principles in Italy and Generally Accepted Accounting Principles in the United States

The Arcotronics Group’s interim consolidated financial statements, for the period ended June 30, 2007, are prepared in accordance with accounting principles generally accepted in Italy (“Italian GAAP”), which differs in certain respects from accounting principles generally accepted in the United States of America (“U.S.GAAP”).

The following is a summary of adjustments to consolidated net income/(loss) and consolidated stockholders’ equity when reconciling such amounts recorded in the Group’s consolidated financial statements under Italian GAAP to the corresponding amounts in accordance with U.S. GAAP.

	Six-Months Ended
	June 2007	June 2006
Net income/(loss) in accordance with Italian GAAP	(6.523)	(216)
Items (increasing)/decreasing reported net loss:
a) Differences arising from business combinations	1.430	1.306
b) Write-off of research and development and in-process research and development costs, net of amortization	(292)	(1.677)
c) Accounting for employee benefits	437	(38)
d) Accounting for income taxes	(259)	585
e) Write-off of start-up costs, net of amortization	113	195
f) Other accounting differences	58	412

Net income/(loss) in accordance with U.S. GAAP	(5.036)	567

	Period Ended
	June 2007	Dec 2006
Shareholders’ equity in accordance with Italian GAAP	(1.967)	4.622
Items increasing/(decreasing) reported shareholders’ equity:
a) Differences arising from business combinations	(46.882)	(48.312)
b) Write-off of research and development and in-process research and development costs, net of amortization	(8.568)	(8.276)
c) Accounting for employee benefits	(3.178)	(3.641)
d) Accounting for income taxes	(2.830)	(2.570)
e) Write-off of start-up costs, net of amortization	(669)	(782)
f) Other accounting differences	(938)	(996)

Shareholders’ equity in accordance with U.S. GAAP	(65.032)	(59.955)

Explanations of the above adjustments:

a)              Differences arising from business combinations:

a.i.) Impairment of Goodwill - According to Italian GAAP, goodwill on acquisitions has been recorded as an intangible asset and amortized over its estimated period of recoverability (usually over a 10-year period, except for goodwill arising from the acquisition of Arcotronics Industries S.p.A. (discussed below in item a.ii), for which the amortization period was 20 years). Under U.S. GAAP, through December 31, 2001, goodwill was recorded on the balance sheet as an intangible asset in the consolidated accounts of the acquiring company and then amortized to income on a straight line basis over a period not exceeding 40 years. In 2002, as required by SFAS No. 142, Goodwill and Other Intangible Assets, the Group does not amortize goodwill and ceased amortization of goodwill on January 1, 2002. These assets are now subject to impairment testing at least annually.

The application of U.S. GAAP resulted in an impairment of the net book value of goodwill before the goodwill was fully depreciated or written-off for Italian GAAP, giving rise to a reconciling item between stockholders’ equity for Italian GAAP, which includes an unamortized amount of Italian GAAP goodwill, and stockholders’ equity for U.S. GAAP, which contains no goodwill due to the impairment of goodwill for U.S. GAAP, which occurred in prior years. Furthermore, the amount of Italian GAAP goodwill amortization is subsequently reversed for U.S. GAAP net income.

The application of U.S. GAAP resulted in a decrease of shareholders’ equity of 571 thousand Euro and 759 thousand Euro (tax effects excluded), as of June 30, 2007 and December 31, 2006, respectively, and a decrease in net loss of 188 thousand Euro and 186 thousand Euro (tax effects excluded), as of June 30, 2007 and June 30, 2006, respectively.

a.ii) Write-off of Arcotronics Industries Goodwill - During 2003, the former Parent Company, Nissei Electric Co Ltd., set up a business combination, whereby:

•                  During 2003, Arcotronics Italia S.p.A. spun-off manufacturing activities, creating a new subsidiary, Arcotronics Industries S.p.A., wholly owned by the former Parent Company. Such spin-off was recorded, under Italian GAAP, at carrying value. Subsequently, during 2003, Arcotronics Italia S.p.A. purchased back 87,5% of Arcotronics Industries. The net assets were revalued to fair value, in accordance with purchase price accounting for Italian GAAP, resulting in an increase to the carrying value of land and buildings for an amount of 8.575 thousand Euro. The excess of cost over the fair value of the acquired net assets was allocated to Goodwill for the residual amount of 53.292 thousand Euro.

•                  During 2006, Arcotronics Italia S.p.A. bought the remaining 12,5% of Arcotronics Industries S.p.A. from its former Parent Company, Nissei Electric Co., Ltd. The net assets were revalued to fair value, in accordance with purchase price accounting for Italian GAAP, resulting in an increase to the carrying value of land and buildings for an amount of 1.135 thousand Euro. The excess cost over fair value of the acquired net assets was allocated to goodwill for the residual amount of 4.858 thousand Euro.

Furthermore, under Italian GAAP the goodwill and revalued assets arising from the business combination are amortized or written off if impairment is indicated.

According to U.S. GAAP, this transaction was considered a transaction between companies having common control, in accordance with SFAS No. 141, Business

Combinations. Therefore, the acquisition of the original 87,5% interest in Arcotronics Industries S.p.A. and subsequent acquisition of the 12,5% interest were accounted for at carrying values, and the excess cost over the net carrying value of assets acquired reduced  U.S. GAAP stockholders’ equity. Subsequent Italian GAAP amortization of goodwill, excess depreciation of land and buildings, and write-offs for impairment are reversed for U.S. GAAP.

The application of U.S. GAAP resulted in a decrease of shareholders’ equity of 45.177 thousand Euro and 46.419 (tax effects excluded) as of June 30, 2007 and December 31, 2006, respectively, and a decrease in net loss of 1.242 thousand Euro and 1.120 as of June 30, 2007 and June 30, 2006, respectively.

a.iii) Reversal of Shanghai Nissei Electric and Nissei Electric Common Control Transactions – During 2003, Arcotronics Industries S.p.A. acquired a 100% and 51% interest in Nissei Electronics Industries and Shanghai Nissei Electric, respectively, from the former Parent Company, Nissei Electric Co Ltd.

Under Italian GAAP, the excess cost over the net assets acquired was allocated to goodwill.  In 2005, the goodwill was impaired and fully written-off.

According to U.S. GAAP, this transaction was considered a transaction between companies having common control, in accordance with SFAS No. 141, Business Combinations, and therefore, no goodwill arose from the business combination, and instead the excess cost over the net assets acquired reduced U.S. GAAP stockholders’ equity.

In 2006, Arcotronics Industries S.p.A. sold back to Nissei Electric Co Ltd. the 100% and 51% interest in Nissei Electronics Industries and Shanghai Nissei Electric, respectively.  Such transaction resulted in a net capital gain for Italian GAAP amounting to 1.134 thousand Euros.  Because these transactions were considered business combinations under common control for U.S. GAAP, such net capital gain was reversed, resulting in a decrease in U.S. GAAP stockholders’ equity as of June 30, 2007.

b)             Write-off of research and development and in-process research and development costs, net of amortization:

According to Italian GAAP, certain research and development costs incurred for new products can be capitalized (and are classified within intangible or tangible assets depending on the related costs). Such costs are amortized on a straight-line basis over a five-year period starting from the time the project is complete. Under U.S. GAAP, these costs are expensed as incurred. The adjustment to write-off these costs and reverse the related amortization or devaluation, when realized under Italian GAAP, is recorded in the reconciliation.

The application of U.S. GAAP resulted in a decrease of shareholders’ equity of 8.568 thousand Euro and 8.276 thousand Euro (tax effects excluded) as of June 30, 2007 and December 31, 2006, respectively, and an increase in net loss of 292 thousand Euro and 1.677 thousand Euro (tax effects excluded) as of June 30, 2007 and June 30, 2006, respectively.

c)                   Accounting for employee benefits:

Two of the Group companies (Arcotronics Limited (UK) and Arcotronics Baulemente GmbH) sponsor benefit plans, which are reflected in the consolidated financial statements based on the legislation in force in the country of residence on the balance sheet date. Accounting for these plans under their local rules and U.S. GAAP differ in the following respects:

Under SFAS No. 87, Employers’ Accounting for Pensions, prior to the adoption of SFAS No. 158, Employer’s Accounting for Defined Benefit Pension Plans and Other Postretirement Plans, the Company was required to recognize an additional minimum pension liability if the accumulated benefit obligation exceeded the fair value of plan assets. On adoption of the recognition provisions of SFAS No. 158, on December 31, 2006, the additional minimum liability is no longer recognized. SFAS No.158 eliminates the additional minimum liability by requiring full recognition of the funded status of an entity’s defined benefit pension plan as an asset or liability in its year-end balance sheet. Because the recognition provisions are to be adopted as of the end of the year, an entity is first required to measure and record changes to its previously recognized additional minimum liability through comprehensive income based on its measurement date used for current year-end reporting. The additional minimum liability recognized in other comprehensive income until December 31, 2006. Furthermore, upon the adoption of

SFAS No. 158, previously unrecognized actuarial gains and losses are recognized immediately within stockholders’ equity (accumulated other comprehensive income). Accordingly, upon the adoption of SFAS No. 158, an additional IFRS to U.S. GAAP difference in stockholders’ equity has arisen due to the different accounting for actuarial gains and losses. The effect upon adoption of SFAS 158 resulted in a reduction to U.S. GAAP stockholders’ equity amounting to 2.096 thousand Euro as of December 31, 2006.

With regards to Arcotronics Baulemente GmbH, the company accounts for pension accruals in its statutory accounts according to paragraph 6a EStG (German Income Tax Law). For U.S. GAAP purposes pensions are accounted for in accordance with SFAS No. 87 based on actuarial calculations.

Furthermore, Arcotronics Baulemente GmbH, recognizes the German Early Retirement Obligation (Altersteilzeit) for Italian GAAP, in accordance with local statutory principles, whereas costs are partially recorded at the date the employee signs the contract. However, under U.S. GAAP, the Early Retirement Obligation is accrued ratably over the period from which the employees sign the contract to the end of the employees active services period, in accordance with EITF 05-5, Accounting for Early Retirement or Postemployment Programs with Specific Features (Such As Terms Specified in Altersteilzeit Early Retirement Arrangements).

The application of U.S. GAAP on the German pension plans resulted in a decrease of shareholders’ equity of 1.420 thousand Euro and 1.545 (excluding tax effects) as of June 30, 2007 and December 31, 2006, respectively, and a reduction in net loss of 99 thousand Euro and an increase in net loss of 38 thousand Euro, as of June 30, 2007 and June 30, 2006, respectively.

d)             Accounting for income taxes:

d.i.)  Valuation Allowance - Under Italian GAAP, the net deferred tax assets reflect the future tax benefits of timing differences between values shown in the balance sheet and the equivalent values recognized for tax purposes. The accounting principle applied by Arcotronics Italia S.p.A. and its subsidiaries, related to the recoverability of net deferred tax assets, is that if there is reasonable certainty that these companies will in future years have sufficient taxable income to absorb these losses within the period that they are deductible in accordance with tax law, then the related net tax assets can be recognized in the financial statements. As such, under Italian GAAP, no valuation allowance is recorded for the portion of the net deferred tax assets for which there is deemed to be reasonable certainty of future recovery.

According to U.S. GAAP, the need to record a valuation allowance is based on an assessment of the relative impact of positive and negative evidence available, whereby objectively verifiable evidence takes precedence over other forms of evidence. As such, a valuation allowance was recorded for U.S. GAAP on a portion of net deferred tax assets that are not deemed recoverable for U.S. GAAP.

The application of U.S. GAAP resulted in a decrease of shareholders’ equity of 4.690 thousand Euro and 4.598 thousand Euro as of June 30, 2007 and December 31, 2006, respectively, and an increase in net loss of 92 thousand Euro and 349 thousand Euro, as of June 30, 2007 and June 30, 2006, respectively.

d.ii) Tax Effects of Reconciling Items - The tax effects of all reconciling items have been included in this line item, resulting in an increase of shareholders’ equity of 1.860 thousand Euro and 2.028 thousand Euro, as of June 30, 2007 and December 31, 2006, respectively, and an increase in net loss of 167 thousand Euro and a decrease in net loss of 236 thousand Euro, as of June 30, 2007 and June 30, 2006, respectively.

e)              Write-off of capitalized start-up costs, net of amortization:

According to Italian GAAP, start-up and expansion costs incurred in the start-up phase of new products or new businesses can be capitalized if reasonable expectations exist that these costs can be recovered through future economic benefits arising from the sales of these new products or businesses. Such costs are amortized on a straight line basis over a five-year period. Under U.S. GAAP, these costs are expensed as incurred. The adjustment to write-off these costs and reverse the related amortization or devaluation, when realized under Italian GAAP, is recorded in the reconciliation.

The application of U.S. GAAP resulted in a decrease of shareholders’ equity of 669 thousand Euro and 782 thousand Euro (tax effects excluded) as of June 30, 2007 and December 31, 2006, respectively, and a reduction in net loss of 113 thousand Euro and 195 thousand Euro (tax effects excluded) as of June 30, 2007 and June 30, 2006, respectively.

f)                Other accounting differences:

This line includes other minor differences that relate to the following:

•                  Revaluations and Write-offs of Revaluations of Fixed Assets - In accordance with specific Italian Laws, certain land and buildings had been revalued in prior years. The net book value of these revaluations was 701 thousand Euro and 716 thousand Euro as of June 30, 2007 and December 31, 2006, respectively. U.S. GAAP does not permit the revaluation of fixed assets and consequently such revaluations and the related depreciation and impairments are eliminated in the reconciliation to U.S. GAAP. The depreciation, amounting to 15 thousand Euro, as of June 30, 2007 and 2006, is reversed for U.S. GAAP net loss.

•                  Write-off of other intangible assets - The Group capitalized, in prior years, and subsequently amortized, the costs incurred for consultant fees for obtaining government grants to support its research activities. According to U.S. GAAP, such costs should have been expensed when incurred. As a consequence, the net book value of these intangible assets as of June 30, 2007 and December 31, 2006, amounting to 275 thousand Euro and 297 thousand Euro, respectively, has been written-off, the amortization in the period ended June 30, 2007, amounting to 22 thousand Euro, has been reversed for U.S. GAAP net loss, and the increases to capitalized intangibles, net of amortization, in the period ended June 30, 2006, amount to 19 thousand Euro, has been reversed for US GAAP net loss.

•                  Other minor differences. Other minor differences resulted in an increase of shareholders’ equity of 38 thousand Euro and 17 thousand Euro as of June 30, 2007 and December 30, 2006, respectively, and a reduction in net loss of 22 thousand Euro and 416 thousand Euro, as of June 30, 2007 and June 30, 2006, respectively. Such differences arise from certain minor differences at Arcotronics UK and differences in accounting for financial instruments.

Due to the significant effect the above adjustments had on U.S. GAAP stockholders’ equity, a rollforward of U.S. GAAP stockholders’ equity has been presented herein:

Statement of Stockholders’ Equity

					Accumulated
		Additional		Retained	Other
	Common	Paid-In	Other	Earnings	Comprehensive
	Stock	Capital	Reserves	(Losses)	(Loss) Income	Total

Group Net Equity as of December 31, 2005	5.616	0	(1.028)	(81.217)	118	(76.511)

Net (loss) for the year	—	—	—	(6.955)	—	(6.955)

Capital contribution to former parent company Nissei Electric	—	—	—	(5.993)	—	(5.993)

Other coomprehensive (Loss)/ income	—	—	—	—	(1.187)	(1.187)

Capital and Reserves increase	30.191	—	500	—	—	30.691

Group Net Equity as of December 31, 2006	35.807	—	(528)	(94.165)	(1.069)	(59.955)

Net (loss) for the period	—	—	—	(5.036)	—	(5.036)

Other coomprehensive (Loss)/ income	—	—	—	—	(41)	(41)

Group Net Equity as of June 30, 2007	35.807	—	(528)	(99.201)	(1.110)

Statement of comprehensive (loss)/ income

	2007	2006

Net loss for the year	(5.036)	(6.955)

Unrealized currency translation adjustment	(67)	(316)
Defined benefit pension plans and other postretirement benefit plans	26	138
Change in the consolidation area	—	(1.009)

Comprehensive losses	(5.076)	(8.142)

Because no Italian GAAP Statement of Cash Flows is presented for the interim financial statements, a Statement of Cash Flows, using the presentation criteria in accordance with SFAS No. 95, Statement of Cash Flows, has been presented herein:

Arcotronics Italia S.p.A. and Subsidiaries

Consolidated Statements of Cash Flows

Euro in thousands

	Six Months Ended June 30,
	2007	2006
Sources/(uses) of cash and cash equivalents
Operating activities:
Net income/(loss) in accordance with Italian GAAP	€(6.523)	€(216)
Adjustments to reconcile net income/(loss) to net cash provided by/(used in) operating activities:
Depreciation of tangible assets	3.352	3.915
Amortization of goodwill	1.323	1.200
Amortization and impairment changes of intangible assets	1.597	1.613
Accruals (increase) of pension fund and provision for severance indemnity	2.764	2.225

Changes in assets and liabilities, net of effects of sales:
Trade receivables	1.245	(4.744)
Tax receivables, prepayments, current & deferred	(43)	406
Other long term receivables (non trade)	272	268
Other receivables	1.426	(416)
Inventories	(5.577)	(4.516)
Prepaid expenses and other current assets	(23)	(645)
Trade payables	(4.519)	610
Accrued expenses and other	3.287	6.918
Income tax payable current & deferred	202	4.284
Other non-current obligations	(2)	(187)
Payments of pension fund and TFR	(2.196)	(2.545)
Net cash provided by/(used in) operating activities	(3.415)	8.170
Investing activities:
Purchases of long-term investments	(343)	—
Decrease of long-term investments	—	42
Additions to property and equipment	(1.702)	(2.343)
Additions to intangible assets	(1.638)	(1.906)
Proceeds from disposal of equipment	127	1.496
Net cash (used in)/provided by investing activities	(3.556)	(2.711)
Financing activities:
Proceeds from loans & debt issue	1.100	651
Net change in current debts toward banks	1.044	(2.266)
Payment on loans	1.284	(1.210)
Net redemption of 3rd party equity	(51)	(371)
Other	(66)	(767)
Net cash provided by financing activities	3.311	(3.963)
Net increase/(decrease) in cash and cash equivalents	(3.660)	1.496
Effect of foreign currency fluctuations on cash	—	(672)
Cash and cash equivalents at beginning of period	10.846	8.462
Cash and cash equivalents at end of period	€7.186	€9.286

Interest paid to banks and other financiers	(3.186)	(1.886)
Profit(loss) from change in foreign currency	(177)	3.007
Current taxes on income paid	—	(1.735)